UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2026

Talon Capital Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42827	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Louisiana Street, Suite 1050 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 407-0686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	TLNCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLNC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TLNCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 9, 2026, the board of directors (the “Board”) of Talon Capital Corp. (the “Company”) appointed Dr. Victoria Ivashina to serve as an independent director of the Company, effective as of September 11, 2026. Dr. Ivashina was also appointed to serve on the Board’s audit committee effective September 11, 2026.

Since 2022, Dr. Ivashina has been serving as a trustee of the Carlyle AlpInvest Private Markets Fund and the Carlyle AlpInvest Private Markets Secondaries Fund. Since 2016, Dr. Ivashina has been the Lovett-Learned Professor of Finance at Harvard Business School (HBS). Dr. Ivashina is co-head of HBS’s Private Capital Initiative and the Private Equity and Venture Capital executive education program. She leads several courses in the alternative capital space across HBS’s MBA, executive, and online curricula. From 2021 to 2025, she served as Head of the Finance Unit at HBS. She has also been a Research Associate at the National Bureau of Economic Research since 2010, and a Research Fellow at the Center for Economic Policy Research since 2017. Dr. Ivashina has been an Associate Editor for the Journal of Finance since 2022, and an Associate Editor for the Journal of Financial Intermediation since 2013. Dr. Ivashina earned her B.A. in economics from Pontificia Universidad Católica del Perú (PUCP) and her Ph.D. in Finance from New York University’s Stern School of Business.

The Board determined that Dr. Ivashina is an “independent director,” as defined under the applicable rules of the Securities Exchange Act of 1934, as amended, and the rules of the Nasdaq Stock Market LLC. There are no arrangements or understandings between Dr. Ivashina and any other person pursuant to which Dr. Ivashina was selected as a director, and there is no family relationship between Dr. Ivashina and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Ivashina requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Dr. Ivashina signed joinders to (i) that certain insider letter agreement, dated September 8, 2025, by and among the Company, Talon Capital Sponsor LLC, its officers, its directors and (ii) that certain registration rights agreement, dated September 8, 2025, by and among the Company and certain security holders. Dr. Ivashina also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2025. Pursuant to a Securities Assignment Agreement dated September 11, 2026, Talon Capital Sponsor LLC transferred 20,000 Class B ordinary shares of the Company, par value $0.0001 per share, to Dr. Ivashina at a purchase price of approximately $0.003 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

talon capital corp.

By:	/s/ Charles Leykum
	Name:	Charles Leykum
	Title:	Chief Executive Officer

Date: September 15, 2026

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